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CUSIP No. 896678109                   13G                      Page 7 of 8 Pages



                            EXHIBIT 1 TO SCHEDULE 13G


                                February 8, 1996



      MORGAN STANLEY GROUP INC. and MILLER ANDERSEN & SHERRARD LLP, hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.



BY:  /s/ Paul A. Frick
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     Miller Andersen & Sherrard LLP
     Paul A. Frick/ Compliance Director Miller Andersen & Sherrard LLP



BY:  /s/ Edward J. Johnsen
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     Morgan Stanley Group Inc.
     Edward J. Johnsen/ Vice President Morgan Stanley & Co., Incorporated